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                                                                      Exhibit 20

                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  September 1 to September 30, 1999
Distribution Date:  October 15, 1999


Statement for Class A and Class B Noteholders and Certificateholders                                   Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                               ClassA/Class B
                                                                                                        Certificate Amount
                                                                                                 ------------------------------
(i)   Principal Distribution
          Class A-1 Note Amount                                                              0.00                     0.0000000
          Class A-2 Note Amount                                                      6,236,337.10                    94.4899561
          Class A-3 Note Amount                                                              0.00                     0.0000000
          Class B  Note Amount                                                               0.00                     0.0000000
          Certificates Amount                                                                0.00                     0.0000000


(ii)  Interest Distribution
          Class A-1 Note Amount                                                              0.00                     0.0000000
          Class A-2 Note Amount                                                         58,206.80                     0.8819212
          Class A-3 Note Amount                                                        236,472.63                     5.1250000
          Class B  Note Amount                                                         140,304.00                     5.3333333
          Certificates Amount                                                          112,535.50                     6.4166667


(iii) Total Pool Balance of Notes and Certificates (end of Collection Period)       95,294,813.31


(iv)  Class A-1 Notes Balance (end of Collection Period)                                     0.00
      Class A-1 Pool Factor (end of Collection Period)                                                                0.0000000
      Class A-2 Notes Balance (end of Collection Period)                             5,308,813.31
      Class A-2 Pool Factor (end of Collection Period)                                                                0.0804366
      Class A-3 Notes Balance (end of Collection Period)                            46,141,000.00
      Class A-3 Pool Factor (end of Collection Period)                                                                1.0000000
      Class B Notes Balance (end of Collection Period)                              26,307,000.00
      Class B Pool Factor (end of Collection Period)                                                                  1.0000000
      Certificates Balance (end of Collection Period)                               17,538,000.00
      Certificates Pool Factor (end of Collection Period)                                                             1.0000000


(v)   Basic Servicing Fee                                                               84,609.29                     0.1855524


(vi)  Aggregate Net Losses                                                             285,558.16
      Aggregate Realized Losses                                                        491,952.05
      Cummulative Net Losses for all periods                                        21,564,290.53

(vii) Reserve Account Balance after Giving Effect to Payments                        6,839,790.00
      Made on Distribution Date
      Specified Reserve Account Balance after Giving Effect to Payments              6,839,790.00
      Made on Distribution Date

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                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  September 1 to September 30, 1999
Distribution Date:  October 15, 1999


Statement for Class A and Class B Noteholders and Certificateholders                                   Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                               ClassA/Class B
                                                                                                        Certificate Amount
                                                                                                 ------------------------------
      Draws on Reserve Account                                                               0.00
      Deposits to Reserve Account                                                            0.00


(viii) Class A-1 Notes Interest Carryover Shortfall                                          0.00                     0.0000000
       Class A-2 Notes Interest Carryover Shortfall                                          0.00                     0.0000000
       Class A-3 Notes Interest Carryover Shortfall                                          0.00                     0.0000000
       Class B Notes Interest Carryover Shortfall                                            0.00                     0.0000000
       Certificates Interest Carryover Shortfall                                             0.00                     0.0000000
       Class A-1 Notes Principal Carryover Shortfall                                         0.00                     0.0000000
       Class A-2 Notes Principal Carryover Shortfall                                         0.00                     0.0000000
       Class A-3 Notes Principal Carryover Shortfall                                         0.00                     0.0000000
       Class B Notes Principal Carryover Shortfall                                           0.00                     0.0000000
       Certificates Principal Carryover Shortfall                                            0.00                     0.0000000


(ix)   Additional Principal Distributable Amount                                             0.00


(x)    Aggregate Purchase Amount of Receivables Repurchased by the                           0.00
       Seller or purchased by Servicer


(xi)   Delinquent Contracts
                                                                                    Number                        Balance
                                                                              -------------------------------------------------
           30-59 Days                                                                564                           4,323,826.94
           60-89 Days                                                                143                           1,137,025.45
           90 Days or More                                                           100                             700,072.77
           Financed Vehicles repossessed but not yet Charged-off                      31                             212,408.84

ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                    0.1277176
Weighted Average Remaining Term of Remaining Portfolio                                 28.3682713

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                           0.0033018
     (ii)  Preceding Collection Period                                                  0.0025102
     (iii) Current Collection Period                                                    0.0028125
     (iv)  Three Month Average                                                          0.0028748

Ending Portfolio Balance                                                            95,294,813.31


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